Exhibit 99.1

F O R       I M M E D I A T E       R E L E A S E
Piper Jaffray Completes Acquisition of
Fiduciary Asset Management, LLC
MINNEAPOLIS — September 14, 2007 — Piper Jaffray Companies (NYSE: PJC) announced that it has completed its acquisition of Fiduciary Asset Management, LLC (FAMCO), which serves clients through separately managed accounts and closed end funds, and offers an array of investment products including traditional core equity, quantitative and hedged equity, master limited partnerships, and fixed income.
“We are very pleased to complete the acquisition of FAMCO, which will significantly expand our asset management capability,” said Andrew Duff, Piper Jaffray chairman and CEO. “FAMCO represents a strong and growing foundation which we expect to further extend through additional distribution capability and product offerings, and an expanded client base.”
As consideration for the transaction, the company paid approximately $51.3 million in cash at the time of closing and may make an additional cash payment of up to $15.1 million contingent on new assets under management secured through December 15, 2007. The company may pay additional future cash consideration based on financial performance through 2010.
FAMCO has approximately $8.2 billion of assets under management. The current management team, which consists of Charles Walbrandt, Joseph Gallagher, Wiley Angell, Jim Cunnane, Jr. and Mo Riad, will continue to manage the business. Walbrandt, CEO of FAMCO, will continue to lead the team and will report to Duff.
FAMCO has approximately 50 employees and its headquarters will remain in St. Louis, Mo.

About Piper Jaffray
Piper Jaffray Companies is a leading, international middle-market investment bank and institutional securities firm, serving the needs of middle market corporations, private equity groups, public entities, nonprofit clients and institutional investors. Founded in 1895, Piper Jaffray provides a comprehensive set of products and services, including equity and debt capital markets products; public finance services; mergers and acquisitions advisory services; high-yield and structured products; institutional equity and fixed-income sales and trading; and equity and high-yield research. With headquarters in Minneapolis, Piper Jaffray has 25 offices across the United States and international locations in London and Shanghai. Piper Jaffray & Co. is the firm’s principal operating subsidiary. (NYSE: PJC) (http://www.piperjaffray.com)
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of Piper Jaffray Companies and its asset management business. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) costs or difficulties relating to the integration of the FAMCO and Piper Jaffray businesses may be greater than expected and may adversely affect our results of operations and financial condition; (2) the expected benefits of the transaction and entering the asset management business, including revenue growth, increased profitability and shareholder returns, may take longer than anticipated to achieve and may not be achieved in their entirety or at all; (3) strategies with respect to the redeployment of proceeds from the sale of our Private Client Services business, including entering the asset management business, may take longer than anticipated to be realized or may not be achieved in their entirety or at all; (4) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, the business and profitability of Piper Jaffray; (5) Piper Jaffray may not be able to compete successfully with other companies in the financial services industry; and (6) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, and updated in our subsequent reports filed with the SEC. These reports are available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Since 1895. Member SIPC and NYSE.
© 2007 Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020
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